Exhibit 1.1

Perry Ellis International, Inc.

Common Stock, par value

$0.01 per share

Purchase Agreement

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC as Representatives of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

From time to time Perry Ellis International, Inc., a Florida corporation (the “Company”), and certain selling shareholders named on Schedule III to the applicable Pricing Agreement (the “Selling Shareholders”) propose to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain shares (the “Securities”) of the Company’s Common Stock, par value $0.01 per share, and with respect to a particular Pricing Agreement, the Securities subject thereto are herein called the “Firm Securities”. Additionally, if specified in such Pricing Agreement, the Company may grant the Underwriters the right to purchase at their election an additional number of Securities, specified as provided in such Pricing Agreement and as provided in Section 4 hereof (the “Optional Securities”). The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to the Pricing Agreement and Section 4 hereof are herein collectively referred to as the “Designated Securities”.

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the

Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Agreement shall not be construed as an obligation of the Company or the Selling Shareholders to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities, the obligation of the Selling Shareholders to sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement with respect to Designated Securities shall be substantially in the form attached hereto as Annex I and shall specify the names of the Underwriters of such Designated Securities, the names of the Representatives, if any, of such Underwriters, the aggregate number of the Firm Securities, the maximum number of Optional Securities, if any, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities and the number of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-114175 and 333-114175-01 to 333-114175-11) for the registration of the Securities and other securities of the Company under the Securities Act of 1933, as amended (the “Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Act. Such registration statement has been declared effective by the Commission and each Indenture filed as an exhibit to such registration statement has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Pricing Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the “Rule 430A Information”), is referred to herein as the “Registration Statement” provided, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the Act (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462 (b) Registration Statement; and the final prospectus and the final prospectus supplement relating to the offering of the Designated Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Designated Securities, are collectively referred to herein as the “Prospectus”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the date of the execution of the Pricing Agreement with respect to the Designated Securities and, with respect to the period when the Prospectus is required to be delivered under the Act and the Exchange Act, all references to the “Registration Statement” and the “Prospectus” shall be deemed to refer to and include any document of the Company filed pursuant to the Exchange Act after the date of the Pricing Agreement with respect to the Designated Securities that is incorporated by reference in the Registration Statement or the Prospectus. A “Preliminary Prospectus” shall be deemed to refer to (i) the final prospectus filed with the Registration Statement when it became effective that is supplemented by a preliminary prospectus supplement and (ii) any prospectus that omitted, as applicable, the Rule 430A Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the Act and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company meets the requirements for use of Form S-3 under the Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, each Indenture filed as an exhibit to the Registration Statement has been duly qualified under the TIA.

At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at each Time of Delivery (as defined below), the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and the TIA and the rules and regulations of the Commission under the TIA and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at each Time of Delivery, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Subsection (a) of Section 2 shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

Each Preliminary Prospectus and prospectus filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the rules and regulations thereunder and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) The documents incorporated by reference in the Prospectus, when they became effective or were filed, with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and with respect to the period when the Prospectus is required to be delivered under the Act and the Exchange Act, any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus.

(c) Each of the Company and the subsidiaries set forth on Schedule I hereto (the “Subsidiaries”) has been duly incorporated or organized and each is validly existing as a corporation or limited liability company, as the case may be, under the laws of the jurisdiction in which it is chartered or organized. Each of the Company and the Subsidiaries is in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to do business as a foreign corporation (or, if applicable, limited liability company) under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except in such jurisdictions in which the failure to be so incorporated or organized and validly existing or to so qualify, in the aggregate, would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on the business, condition (financial or otherwise), or in the earnings, business affairs or business prospects, whether or not in the ordinary course of business, of the Company and its direct or indirect subsidiaries, considered as one enterprise.

(d) Each of the Company and the Subsidiaries has full corporate (or, if applicable, limited liability company) power to own or lease their respective properties and conduct their respective businesses as described in the Prospectus and the Company has full corporate power to enter into and to carry out all the terms and provisions hereof to be carried out by it.

(e) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(f) The issued and outstanding shares of capital stock or membership interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise set forth in the Prospectus or as may be pledged pursuant to the Company’s credit facility, dated as of October 1, 2002, as amended, with Congress Financial Corporation (Florida), as agent for a syndicate of lenders, (i) are owned of record and beneficially by the Company, either directly or through wholly owned subsidiaries, and (ii) all such shares, are free and clear of any pledge, lien, encumbrance, security interest, mortgage, claim or equity. None of the outstanding shares of capital stock or membership interests, as the case may be, of such Subsidiary was issued in violation of the preemptive or other similar rights of any security holder of such Subsidiary. All of the subsidiaries of the Company who own in excess of $2.0 million of assets are included on Schedule I hereto.

(g) Except as set forth in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company, any such capital stock or any such convertible or exchangeable securities or obligations (except for stock options issued by the Company after January 31, 2004 to purchase an aggregate of 103,200 shares of its common stock) or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrant, rights or options.

(h) The Designated Securities have been duly authorized, and, when the Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly and validly authorized and fully paid and non-assessable and the Designated Securities will conform, to the descriptions thereof contained in the Prospectus with respect to such Designated Securities.

(i) The issuance, offering and sale of the Designated Securities and the compliance by the Company with all of the provisions of this Agreement and the Pricing Agreement with respect to the Designated Securities do not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator (“Governmental Agency”) having jurisdiction over each of the Company or the Subsidiaries or their respective assets or properties, except for any such consent, approval, authorization, order, registration, qualification or filing that may be required pursuant to any applicable state security or “blue sky” laws, or (ii) conflict with, result in a breach or violation of, or constitute a default under, (a) any contract, indenture, mortgage, deed of trust or loan or credit agreement, note, lease or other agreement or instrument to which any of the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is bound, except for consents that have been obtained or will have been obtained prior to the Time of Delivery, and except for such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, result in a Material Adverse Effect, or (b) the charter or by-laws of the Company or any of the Subsidiaries, or (c) any statute, rule or regulation or any judgment, order or decree of any Governmental Agency applicable to the Company or any of the Subsidiaries, except for such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, result in a Material Adverse Effect.

(j) Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for defaults which would not, individually or in the aggregate, result in a Material Adverse Effect.

(k) The statements set forth in the Prospectus under the caption “Description of Our Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(l) No relationship, direct or indirect, exists between or among the Company or any of its direct or indirect subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of their direct or indirect subsidiaries on the other hand, that would be required by the Act to be described in the Prospectus that is not so described.

(m) No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company or any subsidiary listed on Schedule II hereto (the “Domestic Subsidiaries”), threatened to which the Company or any of its direct or indirect subsidiaries is a party or to which the property of the Company or any of its direct or indirect subsidiaries is subject that are not described in the Prospectus, except for such proceedings or investigations that would not, individually or in the aggregate, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal or governmental proceedings to which the Company or any of its direct or indirect subsidiaries is a party or of which any of their respective property or assets is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. Since the respective dates as of which information is given in the Prospectus, there have been no changes in the laws or regulations governing the import of any products which the Company imports which would have a Material Adverse Effect.

(n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(o) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(p) Deloitte & Touche LLP, who have opined on certain financial statements and supporting schedules incorporated by reference into the Prospectus and delivered its reports with respect to the audited consolidated financial statements and schedules in the Prospectus is an independent public accountant with respect to the Company and the Subsidiaries as required by the Act and the rules and regulations of the Commission thereunder.

(q) The consolidated financial statements (including the schedules and notes thereto) of the Company and its subsidiaries (as a group) incorporated by reference in the Prospectus fairly present in all material respects the financial position of the Company and its subsidiaries, and their results of operations as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly noted in the notes thereto or elsewhere in the Prospectus); and the other financial and statistical information and data incorporated by reference into the Prospectus are accurately presented in all material respects and, in the case of financial information and data, prepared on a basis consistent with such financial statements and/or the books and records of the Company and its direct or indirect subsidiaries.

(r) Each of the Company and the Domestic Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) This Agreement has been duly authorized, executed and delivered by the Company.

(t) Each of the Company and the Subsidiaries has good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case except as set forth in the Prospectus, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company and the Subsidiaries hold properties described in the Prospectus, are in full force and effect, and none of the Company nor any of the Subsidiaries have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(u) Each of the Company and its direct or indirect subsidiaries owns or otherwise possesses or can acquire on reasonable terms adequate rights to use all material patents, patent rights, inventions, trademarks, service marks, trade names and copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary information), licenses, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information, systems or procedures (collectively, the “Intellectual Property”) necessary to conduct their respective businesses as currently conducted; and none of the Company nor any of its direct or indirect subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with the rights of any third party with respect to any of the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its direct or indirect subsidiaries, and which infringement or conflict or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(v) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the businesses in which they are engaged; and none of the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w) Each of the Company and its direct or indirect subsidiaries possess all certificates, authorizations and permits (“Governmental Licenses”) issued by the appropriate federal, state, provincial or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its direct or indirect subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company or any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, would result in a Material Adverse Effect.

(x) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived)) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of the Subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of its direct or indirect subsidiaries has any liability, direct or indirect, contingent or otherwise (a “Plan”) which would have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company or any of the Subsidiaries has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan, which liability would have a Material Adverse Effect; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

(y) No proceeding looking toward merger, amalgamation, consolidation, liquidation or dissolution of the Company or the Subsidiaries, or the sale of all or substantially all of the assets of the Company or the Subsidiaries is pending or contemplated.

(z) No default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which any of the Company or any of its direct or indirect subsidiaries is a party or by which the Company or any such subsidiary, or any of their respective properties, is bound which would have or which, after notice or lapse of time or both, would have a Material Adverse Effect.

(aa) Except as set forth in the Prospectus:

(i) Each of the Company and the Subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements (“Legal Requirements”) relating to: pollution or protection of human health and safety; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(ii) Each of the Company and the Subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals, and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of each of the Company and any such Subsidiary (“Environmental Permits”);

(iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of each of the Company and the Subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

(iv) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of each of the Company and the Subsidiaries or any businesses, assets or properties formerly leased, operated or owned by each of the Company and any such Subsidiary, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (A) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (B) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (C) liabilities or obligations incurred by the Company and any such Subsidiary to comply with any Environmental Law; or (D) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or conditions or circumstances that, individually or in the aggregate, would not result in a Material Adverse Effect.

(bb) Each of the Company and the Subsidiaries has filed all foreign, federal, state, provincial and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company or the Subsidiaries retains adequate reserves and except in each case for any noncompliance that, individually or in the aggregate, would not result in a Material Adverse Effect.

(cc) Except as set forth in the Prospectus, no labor dispute with the employees of the Company or any of its direct or indirect subsidiaries exists or, to the knowledge of the Company or any Subsidiaries, is imminent, which may reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary is aware of any existing or imminent labor disturbance by the employees of any of the Company’s, or any of its direct or indirect subsidiaries’ principal suppliers, manufacturers, customers or contractors, which may reasonably be expected to result in a Material Adverse Effect.

3. Each Selling Shareholder severally represents and warrants to, and agrees with, each of the Underwriters that:

(a) To the best knowledge of such Selling Shareholder, the representations and warranties of the Company contained in Section 2 hereof are true and correct. Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and at the date of the Prospectus and at each Time of Delivery, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Subsection (a) of Section 3 shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus. Such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(c) The Irrevocable Power of Attorney and the Custody Agreement, in the forms hereto furnished to the Representatives the (“Power of Attorney”) and the (“Custody Agreement”) have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(d) The issuance, offering and sale of the Designated Securities and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney, the Custody Agreement and the Pricing Agreement with respect to the Designated Securities do not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any Governmental Agency having jurisdiction over such Selling Shareholder or their respective assets or properties, except for any such consent, approval, authorization, order, registration, qualification or filing that may be required pursuant to any applicable state security or “blue sky” laws or (ii) conflict with, result in a breach or violation of, or constitute a default under (A) any contract, indenture, mortgage, deed of trust or loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, except for consents that have been obtained or will have been obtained prior to the Time of Delivery, and except for such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, result in a material adverse effect on the Selling Shareholder, or (B) the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or (C) any statute, rule or regulation or any judgment, order or decree of any Governmental Agency applicable to such Selling Shareholder, except for such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, result in a material adverse effect on the Selling Shareholder.

(e) The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with Continental Stock Transfer & Trust Company (the “Custodian”) with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(f) Such Selling Shareholder has, and at the Time of Delivery will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of any pledge, lien, encumbrance, security interest, mortgage, claim or equity and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer, and deliver the Securities to be sold by such Selling Shareholder.

(g) Upon the Underwriters’ acquiring possession of the Securities to be sold by such Selling Shareholder and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim” within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code.

(h) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) During a period of 90 days from the date of the Pricing Agreement, such Selling Shareholder will not, without your prior written consent, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, (i) Gary Dix may sell no more than 3,250 shares of Common Stock pursuant to a contract, instruction or plan established pursuant to Rule 10b5-1 under the Exchange Act provided that such contract, instruction or plan is in existence on the date hereof and (ii) the Company and the Selling Shareholders may sell shares of Common Stock to the underwriters named in this Agreement as set forth in this Agreement.

(j) Neither such Selling Shareholder nor any affiliates of such Selling Shareholder directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

4. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus.

The Company may specify in the Pricing Agreement applicable to any Designated Securities that the Company thereby grants to the Underwriters the right (an “Over-allotment Option”) to purchase at their election up to the number of optional shares of Common Stock (the “Optional Securities”) set forth in such Pricing Agreement, at the terms set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

The aggregate number of Optional Securities to be added to the number of Firm Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the aggregate number of Optional Securities which the Company has been advised by the Representatives have been attributed to such Underwriter, provided, that if the Company has not been so advised, the aggregate number of Optional Securities to be so added shall be, in each case, that proportion of Optional Securities which the aggregate number of Firm Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Firm Securities. The total number of Designated Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Firm Securities set forth in Schedule I to such Pricing Agreement plus the aggregate number of the Optional Securities which the Underwriters elect to purchase.

5. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company or the Selling Shareholders, as the case may be, shall be delivered by or on behalf of the Company or the Selling Shareholders, as the case may be, to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company or the Custodian pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement, as the case may be, to the Representatives at least forty-eight hours in advance, (i) with respect to the Firm Securities, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “First Time of Delivery” and (ii) with respect to the Optional Securities, if any, on the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the “Second Time of Delivery”. Each such time and date for delivery is herein called a “Time of Delivery”.

6. The Company agrees with each of the Underwriters of any Designated Securities:

(a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form subject to the reasonable approval of the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) On the business day next succeeding the date of the applicable Pricing Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e) During the period beginning from the date of the Pricing Agreement and continuing to and including the date 90 days after such date, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee benefit plans or dividend reinvestment plans or to the exercise of currently outstanding stock options or to the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof) which are substantially similar to the Designated Securities or which are convertible or exchangeable for securities which are substantially similar to the Designated Securities, without your prior written consent.

(f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of the applicable Pricing Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(g) The Company will use its best efforts to effect the listing of the Designated Securities, prior to the Time of Delivery, on the Nasdaq National Market.

(h) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

7. The Company and the Selling Shareholders covenant and agree with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Pricing Agreement, any Blue Sky and Legal Investment Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the preparation of any Blue Sky and Legal Investment Memorandum; (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Designated Securities; (v) the cost of preparing the Designated Securities; (vi) the fees and expenses of any Registrar, Transfer Agent or Dividend Disbursing Agent and any agent of any Registrar, Transfer Agent or Dividend Disbursing Agent and the fees and disbursements of counsel for any such persons in connection with the Designated Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder and under any Over-allotment Options which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

8. The Selling Shareholders, severally, will pay all expenses, if any, incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective separate counsel and other advisors; provided, however, that the Company’s counsel shall serve as counsel to the Selling Shareholders at no charge to them.

9. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to the Designated Securities shall be subject to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus, including the final prospectus supplement relating to the Designated Securities and the price and other terms of the offering of Designated Securities, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, with respect to the matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Counsel for the Company and the Selling Shareholders shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida.

(ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement and the Pricing Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) Each of the Subsidiaries of the Company organized under the laws of the State of Florida has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Florida, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding membership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and, to the best of such counsel’s knowledge and information, except as set forth in the Prospectus, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(v) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(vi) Except as disclosed or incorporated by reference in the Prospectus, to the best of such counsel’s knowledge, there is no pending litigation that potentially involves a loss contingency in which the Company or any of its Subsidiaries is a party, which would be required to be disclosed pursuant to Item 103 of Regulation S-K, and, to such counsel’s knowledge, none of such pending litigation disclosed or incorporated by reference in the Prospectus seeks to enjoin or prevent the Company from the consummation of the transactions contemplated by the Agreement and the Pricing Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Prospectus.

(vii) The Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company and on behalf of each Selling Shareholder.

(viii) The Designated Securities have been duly and validly authorized, and issued and, when delivered against payment therefor, will be fully paid and non-assessable; and the Designated Securities conform to the descriptions thereof in the Prospectus.

(ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as maybe required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which such counsel need not express an opinion) is necessary or required (i) in connection with the due authorization, execution and delivery of the Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement or (ii) for the offering, issuance, sale or delivery of the Securities in accordance with the terms of the Agreement and the Pricing Agreement.

(x) The execution, delivery and performance of the Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated in the Agreement, the Pricing Agreement and in the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Selling Shareholders with each of their respective obligations under the Agreement and the Pricing Agreement, do not and will not (i) to the best of such counsel’s knowledge, require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over each of the Company, the Subsidiaries and the Selling Shareholders or their respective assets or properties, except for any such consent, approval, authorization, order, registration, qualification or filing that may be required pursuant to any applicable state security or “blue sky” laws, or (ii) to the best of such counsel’s knowledge, conflict with, result in a breach or violation of, or constitute a default under, (A) any indenture, mortgage, deed of trust or loan agreement, or agreement or instrument to which the Company, any Subsidiary or any Selling Shareholder is a party or by which the Company, any Subsidiary or any Selling Shareholder or any of their respective properties is bound, except for such conflicts, violations or breaches that would not have a Material Adverse Effect or a material adverse effect on any Selling Shareholder, or (B) the charter or by-laws of the Company or any Subsidiary or any Selling Shareholder, if applicable; or (C) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any Subsidiary, except for such breach or violation that would not have a Material Adverse Effect or a material adverse effect on any Selling Shareholder.

(xi) To the best of such counsel’s knowledge, neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument that is described in the Prospectus or incorporated by reference into the Prospectus.

(xii) The statements set forth in the Prospectus under the captions “Description of Our Capital Stock,” “Plan of Distribution” and “Underwriting”, insofar as they constitute matters of law, summaries of legal matters, or summaries of the Company’s Articles of Incorporation or bylaws, have been reviewed by such counsel and are correct in all material respects.

(xiii) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

(xiv) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the TIA and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in Subsection (xii) of this Section 9(c), they have no reason to believe that, as of its effective date and as of the Time of Delivery, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and as of the Time of Delivery, the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

(xv) Each Power of Attorney and each Custody Agreement has been duly authorized, executed and delivered by the respective Selling Shareholders named therein and constitute the valid and binding agreements of such Selling Shareholder under the laws of the States of Florida and New York, respectively, enforceable against the Selling Shareholders in accordance with their terms.

(xvi) Each Attorney-in-Fact has been duly authorized by the Selling Shareholders to deliver the Securities on behalf of the Selling Shareholders in accordance with the terms of the Agreement.

(xvii) To the best of such counsel’s knowledge, each of the Selling Shareholders has, and at the Time of Delivery will have, valid title to the Securities to be sold by each such Selling Shareholder free and clear of any pledge, lien, encumbrance, security interest, mortgage, claim or equity, and each of the Selling Shareholders has the legal right and power, and all authorization and approval required by law (other than those required by the Act and applicable blue sky laws), to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer, and deliver the Securities to be sold by each such Selling Shareholder.

(xviii) Assuming that (a) the Underwriters purchase the Securities from each Selling Shareholder without notice of any “adverse claim” (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)), (b) the Underwriters make payment therefore as provided in the Agreement, (c) the Securities to be sold by each Selling Shareholder are delivered to the Underwriters in accordance with the provisions of the Custody Agreement, and (d) the Underwriters obtain control of the Securities being sold by each Selling Shareholder (as provided in Section 8-106(b) of the UCC), the Underwriters will have acquired all of each Selling Shareholder’s rights and interest in the Securities free of any “adverse claim” (pursuant to Section 8-303 of the UCC).

(xix) The Underwriters will acquire their respective interests in Securities that are certificated securities upon delivery to the Underwriters in the State of New York of the certificates representing such Securities in registered form, indorsed in blank by an effective indorsement or accompanied by stock powers with respect thereto duly indorsed in blank by an effective indorsement.

(d) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a “comfort letter” in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters;

(e) (i) Neither the Company, the Subsidiaries nor any of their direct or indirect subsidiaries shall have sustained since the date of the Prospectus any loss or interference with its business from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding that has had a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change in the condition (financial or otherwise) or earnings, business affairs or business prospects of the Company, the Subsidiaries and their direct or indirect subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus.

(f) On or after the date of the Pricing Agreement with respect to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(g) On or after the date of the Pricing Agreement with respect to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of the Securities; (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of the said exchanges or by such system or by the order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority; (iii) a banking moratorium shall have been declared by either Federal, Florida or New York authorities or there has been a material disruption in securities settlement, payment or clearance services in the United States; or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or change or development involving a prospective change in general economic, political or financial conditions which has an effect on the U.S. or international financial markets that, in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Designated Securities as contemplated by the Prospectus.

(h) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement.

(i) At the Time of Delivery, the Designated Securities shall have been approved for listing on the Nasdaq National Market, subject only to notice of issuance.

(j) On the date of the Pricing Agreement with respect to the Designated Securities, the Representatives shall have received, in form and substance satisfactory to them, a lock-up agreement from all of the persons and entities set forth in Schedule IV to the Pricing Agreement as being required to deliver such lock-up agreement.

(k) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Subsections (a), (f)(i), (f)(ii) and (g) of this Section and as to such other matters as the Representatives may reasonably request.

(l) At the Time of Delivery, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of the Time of Delivery, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 3 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Time of Delivery and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Time of Delivery.

(m) At each Time of Delivery, Counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Designated Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Designated Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

10. (a) The Company and the Selling Shareholders severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Subsection (a) of this Section 10, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Subsection (b) of this Section 10, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

11. (a) If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Designated Securities pursuant to this Agreement and the Pricing Agreement with respect to the Designated Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Designated Securities pursuant to this Agreement and the Pricing Agreement with respect to the Designated Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Designated Securities pursuant to this Agreement and the Pricing Agreement with respect to the Designated Securities (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Designated Securities as set forth on such cover.

(c) The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) For purposes of this Section 11, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the number of Designated Securities set forth opposite their respective names in Schedule I to the Pricing Agreement with respect to the Designated Securities and not joint.

12. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement with respect to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company and the Selling Shareholders that they have so arranged for the purchase of such Designated Securities, or the Company or any Selling Shareholder notifies the Representatives that the purchase of such Designated Securities has been arranged for, the Representatives, the Company, or the Selling Shareholders, as the case may be, shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives, the Company, and the Selling Shareholders as provided in Subsection (a) of this Section 12, the number of such Designated Securities which remains unpurchased does not exceed one-eleventh of the total number of the Designated Securities, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement with respect to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the total number of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Shareholders as provided in Subsection (a) above, the number of Designated Securities which remains unpurchased exceeds one-eleventh of the total number of Designated Securities, as referred to in Subsection (b) of this Section 12, or if the Company and the Selling Shareholders shall not exercise the right described in Subsection (b) of this Section 12 to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement with respect to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Shareholders, or any officer or director or controlling person of the Company or the Selling Shareholders, and shall survive delivery of and payment for the Securities.

14. If any Pricing Agreement shall be terminated pursuant to Section 12 hereof, the Company and the Selling Shareholders, shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 7 and 10 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company or the Selling Shareholders as provided herein, the Company or the Selling Shareholders, as the case may be, will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company or the Selling Shareholders, as the case may be, shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 7 and 10 hereof.

15. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; and if to the Selling Shareholders shall be delivered or sent by mail, telex or facsimile transmission to the Attorney-in-Fact for the Selling Shareholders named in the signature page hereto in care of the Company; provided, however, that any notice to an Underwriter pursuant to Subsection (c) of Section 10 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 10, 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State and County of New York, which jurisdiction is non-exclusive. Each of the Company, the Subsidiaries and each of the Selling Shareholders irrevocably waives any objection, including any objection to venue based on forum non conveniens, which it may have to the bringing of any action or proceeding in such jurisdiction arising out of or relating to this Agreement.

(b) Each party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 15 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

18. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

Very truly yours,

PERRY ELLIS INTERNATIONAL, INC.

By:	/s/ George Feldenkreis
Name: George Feldenkreis
Title: Chief Executive Officer and Chairman

By:	/s/ Timothy B. Page
As Attorney-in-Fact acting on behalf of the Selling Shareholders named on Schedule III to the applicable Pricing Agreement

Accepted as of the date hereof:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WACHOVIA CAPITAL MARKETS, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the applicable Pricing Agreement

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Philippe Faraut
Name: Philippe Faraut
Title: Vice President

By: WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ J. Brit Stephens
Name: J. Brit Stephens
Title:

SCHEDULE I

SUBSIDIARIES WHO OWN

IN EXCESS OF $2.0 MILLION IN ASSETS

	Company	Jurisdiction of Formation
1	Supreme International, Inc.	Delaware
2	Jantzen, Inc.	Delaware
3	Salant Corporation	Delaware
4	Salant Holding Corporation	Delaware
5	Jantzen Apparel Corp.	Delaware
6	PEI Licensing, Inc.	Delaware
7	Perry Ellis Real Estate Corporation	Delaware
8	Supreme Real Estate I, LLC	Florida
9	Supreme Real Estate II, LLC	Florida
10	Supreme Realty, LLC	Florida
11	Supreme Munsingwear Canada Inc.	Canada
12	BBI Retail, LLC	Florida
13	Perry Ellis International Group Holdings Limited	Ireland
14	Perry Ellis International Europe Limited	Ireland

Schedule I-Page 1

SCHEDULE II

DOMESTIC SUBSIDIARIES

	Company	Jurisdiction of Formation
1	Supreme International, Inc.	Delaware
2	Jantzen, Inc.	Delaware
3	Salant Corporation	Delaware
4	Salant Holding Corporation	Delaware
5	Jantzen Apparel Corp.	Delaware
6	PEI Licensing, Inc.	Delaware
7	Perry Ellis Real Estate Corporation	Delaware
8	Supreme Real Estate I, LLC	Florida
9	Supreme Real Estate II, LLC	Florida
10	Supreme Realty, LLC	Florida
11	BBI Retail, LLC	Florida

Schedule II-Page 1

ANNEX I

Pricing Agreement

May 25, 2004

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

    As Representatives of the several

        Underwriters named in Schedule I hereto,

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

Ladies and Gentlemen:

Perry Ellis International, Inc., a Florida corporation (the “Company”), and certain selling shareholders named on Schedule III hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein and in the Purchase Agreement, dated May 25, 2004 (the “Purchase Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”, consisting of Firm Securities and any Optional Securities the Underwriters may elect to purchase from the Company). Each of the provisions of the Purchase Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 and Section 3 of the Purchase Agreement shall be deemed to be a representation or warranty as of the date of the Purchase Agreement, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Purchase Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Purchase Agreement and the address of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

A supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Purchase Agreement incorporated herein by reference, (a) the Company agrees to issue and the Company and the Selling Shareholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Securities as to which such election shall have been exercised.

The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery after the date of such notice.

If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Purchase Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company, and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Annex I-Page 2

Very truly yours,

Perry Ellis International, Inc.

By:	/s/ George Feldenkreis
Name: George Feldenkreis
Title: Chief Executive Officer and Chairman

By:	/s/ Timothy B. Page
As Attorney-in-Fact acting on behalf of the Selling Shareholders named on Schedule III hereto

Annex I-Page 3

Accepted as of the date hereof:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WACHOVIA CAPITAL MARKETS, LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Philippe Faraut
Name: Philippe Faraut
Title: Vice President

By: WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ J. Brit Stephens
Name: J. Brit Stephens
Title:

On behalf of themselves and each of the Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	775,863
Wachovia Capital Markets, LLC	304,260
Banc of America Securities LLC	243,408
SG Cowen & Co., LLC	152,130
D.A. Davidson & Co	45,639
Buckingham Research Group Incorporated	128,700

Total	1,650,000

Annex I - Schedule 1

SCHEDULE II

Title of Designated Securities:

Common Stock, par value $0.01 of Perry Ellis International, Inc.

Number of Designated Securities:

Number of Firm Securities: 1,650,000

Maximum Number of Optional Securities: 247,500

Price to Public:

$24.00

Purchase Price by Underwriters:

$22.62

Specified funds for payment of purchase price:

Federal (same day) funds

Time of Delivery:

June 1, 2004

Closing location for delivery of Designated Securities:

Shearman & Sterling LLP

1080 Marsh Road

Menlo Park, CA 94025

Names and addresses of Representatives:

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Annex I-Schedule 2

SCHEDULE III

Selling Shareholders	Maximum Number of Shares to be Sold
George Feldenkreis	100,000
GFX, Inc.	361,525
Oscar Feldenkreis Family Partnership, Ltd.	200,000
Fanny Hanono Family Partnership, Ltd.	23,475
Gary Dix	5,000
Timothy B. Page	10,000

Annex I-Schedule 3

SCHEDULE IV

List of Persons and Entities Subject to Lock-Up

George Feldenkreis

Oscar Feldenkreis

Oscar Feldenkreis Family Partnership, Ltd.

Joseph Roisman

Timothy B. Page

Fanny Hanono

Alberto de Cardenas

Marc Balmuth

Ronald L. Buch

Salomon Hanono

Joseph P. Lacher

Gary Dix

Leonard Miller

GFX Inc.

Feldenkreis Family Foundation, Inc.

Annex I-Schedule 4